EXHIBIT 99:  Actual Sale Price of Shares Sold Wednesday, December 8,
2004 (Table I, Line 1)

1,200 shares at $30.60

2,200 shares at $30.61

3,600 shares at $30.62

800 shares at $30.63

400 shares at $30.64

1,400 shares at $30.65

3,400 shares at $30.66

10,200 shares at $30.67

6,200 shares at $30.68

1,800 shares at $30.69

3,100 shares at $30.70

400 shares at $30.71

300 shares at $30.72

2,700 shares at $30.73

2,100 shares at $30.74

2,000 shares at $30.75

800 shares at $30.76

10,800 shares at $30.78

1,500 shares at $30.79

3,400 shares at $30.80

700 shares at $30.81

100 shares at $30.82

3,100 shares at $30.83

100 shares at $30.85

2,100 shares at $30.86

1,600 shares at $30.87

1,400 shares at $30.88

1,000 shares at $30.89

2,700 shares at $30.90

3,300 shares at $30.91

1,100 shares at $30.92

200 shares at $30.93

600 shares at $30.94

1,700 shares at $30.96

2,200 shares at $30.97

7,400 shares at $30.98

8,600 shares at $30.99

3,700 shares at $31.00

1,600 shares at $31.01

800 shares at $31.02

2,700 shares at $31.03

2,000 shares at $31.04

4,400 shares at $31.05

1,700 shares at $31.06

1,500 shares at $31.07

1,700 shares at $31.08

6,700 shares at $31.09

800 shares at $31.10

100 shares at $31.11

2,200 shares at $31.12

900 shares at $31.13

3,400 shares at $31.14

3,600 shares at $31.16

2,700 shares at $31.17

800 shares at $31.18

100 shares at $31.19

2,200 shares at $31.20